Exhibit 99.1

5655 Riggins Court, Suite 15 Reno, NV 89502 Tel : 888 909-5548 Fax : 888 909-1033

Trading Symbol OTCQX: NGLD

NEWS RELEASE

NEVADA CANYON COMPLETES SALE OF SWALES PROPERTY

Reno, Nevada. June 17, 2025 Nevada Canyon Gold Corp. (OTCQX Markets: NGLD) (The “Company” or “Nevada Canyon”) is pleased to announce the execution of an Asset Purchase Agreement (“APA”) with Metals One Nevada Inc., a wholly owned subsidiary of Metals One Plc. (“Metals One”) for the Swales Gold Property Exploration Lease and Option to Purchase Agreement (the “Swales Lease”), located in Elko County, Nevada.

Pursuant to the APA between Nevada Canyon and Metals One, Metals One has acquired the Swales lease, originally consisting of 40 unpatented mining claims. An additional 99 unpatented mining claims have been added to the Swales Lease by Metals One, for a total combined area of approximately 2780 acres and 139 unpatented mining claims. Total consideration for the APA of the Swales Lease comprised of a US$100,000 cash payment (paid) and the grant of a 2% net smelter royalty to Nevada Canyon on the combined 139 unpatented mining claims.

The Swales Property is located within the Carlin Trend, one of the richest mining trends in the world, and home to some of the largest gold mines in the US. The property is approximately 13 miles northeast of Nevada Gold Mine’s Gold Quarry Mine and 16 miles east southeast of Nevada Gold Mine’s Goldstrike Mine, all of which are located along the gold rich Carlin Trend. There are currently eight producing gold mines within the Carlin Trend. Collectively, these mines have to date produced over 100 million ounces of gold (Nevada Bureau of Mines 2019) and still contain more than 21 million ounces of gold reserves. (Nevada Gold Mines, LLC Carlin Complex 2020) The project has excellent year-round access and infrastructure within Elko County, one of the most pro-mining County’s and gold trends of Nevada.

About Nevada Canyon Gold Corp.

Nevada Canyon Gold Corp. is a US-based natural resource company headquartered in Reno, Nevada. The Company has a large, strategic land position and royalties in multiple projects, within some of Nevada’s highest-grade historical mining districts, offering year-round access and good infrastructure in proven and active mining districts. The Company has a three-fold business model; i) mineral royalty creation and acquisition; ii) precious-metals and exploration streaming & financing; and iii) exploration project accelerator.

For further information please contact:

Corporate Communications

Larry Heuchert

Tel: 1-888-909-5548 Ext. 2

Email: ir@nevadacanyongold.com

Web: www.nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, and any potential results from such programs. Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties, its royalties owned on properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company’s actual results could differ materially from those discussed in this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2024, Quarterly Reports and Current Reports.